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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The GNI Group, Inc.

We consent to the use of our report dated July 10, 1998, related to the consolidated financial statements of The GNI Group, Inc. and subsidiaries as of June 30, 1997 and 1998 and for each of the years in the three year period ended June 30, 1998, included herein, and the reference to our firm under the heading "Experts" in the Registration Statement.


                                       KPMG PEAT MARWICK LLP

Houston, Texas
October 15, 1998